EX-35.1
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, NY 10179


RE: Annual Statement as to Compliance


The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2008:

(a) a review of Wells Fargo's activities as Trustee under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.

February 24, 2009

/s/ Melissa Loiselle

MELISSA LOISELLE
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

To: Structured Asset Mortgage Investments II Inc.

Schedule A

List of Servicing Agreement(s) and Series

1 Pooling Agreement for Bear Stearns Structured Products Inc. Trust, Series 2008-R1, Wells Fargo Bank, N.A. as Trustee

2 Pooling and Servicing Agreement for Bear Stearns ARM Trust, Mortgage Pass-Through Certificates Series 2007-3, Wells Fargo Bank, N.A. as Trustee